EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                               OF INCOME PER SHARE

                                      Three Months    Three Months     Nine Months     Nine Months
                                          Ended           Ended           Ended            Ended
                                      September 30,   September 30,   September 30,   September 30,
                                          2006            2005            2006            2005
                                      -------------   -------------   -------------   -------------
Net income                            $     785,000   $   1,262,000   $   1,749,000   $   1,715,000
                                      =============   =============   =============   =============

Income Per Share - Basic

Weighted average shares
 outstanding during the period            5,711,886       5,470,311       5,644,441       5,470,311
                                      =============   =============   =============   =============

Income per common share -
Basic                                 $         .14   $         .23   $         .31   $         .31
                                      =============   =============   =============   =============

Income  Per Share - Diluted

Weighted average shares
 outstanding during the period            5,711,886       5,470,311       5,644,441       5,470,311

Effect of stock options
 dilution                                   132,048          77,052         130,719               -
                                      -------------   -------------   -------------   -------------

Total shares outstanding for
 purposes of calculating diluted
 earnings                                 5,843,934       5,547,363       5,775,160       5,470,311
                                      =============   =============   =============   =============

Income  per common and
 common equivalent share -
 Diluted                              $         .13   $         .23   $         .30   $         .31
                                      =============   =============   =============   =============